UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 9, 2007

                              Rand Logistics, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                    000-50908                  20-1195343
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(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

461 Fifth Avenue, 25th Floor, New York, New York                        10017
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    (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (212) 644-3450


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 8.01. OTHER EVENTS

      The Registrant's subsidiary, Lower Lakes Transportation Company, utilizes three vessels under the terms of a Time Charter Agreement with Wisconsin & Michigan Steamship Company, the owner of the vessels. On May 9, 2007, the officers on those vessels represented by the American Maritime Officers returned the vessels to port and began a work stoppage. Wisconsin & Michigan Steamship has informed Lower Lakes Transportation that, in its view, the work stoppage is unlawful and that Wisconsin & Michigan Steamship intends to pursue all available legal remedies to end it. Although Lower Lakes Transportation remains obligated to pay hire under the Time Charter Agreement during any work stoppage, Wisconsin & Michigan Steamship is obligated to lay up the vessels and minimize the operating and related costs incurred during such period. The work stoppage is not presently having, and is not in the immediate future expected to have, any material impact upon Lower Lakes Transportation's business or on its ability to fulfill its obligations to its customers.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RAND LOGISTICS, INC.


Date: May 10, 2007                              By: /s/ Laurence Levy
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                                                Name: Laurence Levy
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer